Exhibit 99.1

Brooks Automation Reports Fiscal Fourth Quarter and Full Year Ended September 30, 2013 Results

CHELMSFORD, Mass., November 14, 2013 - Brooks Automation, Inc. (Nasdaq:BRKS), a leading worldwide provider of automation, vacuum and instrumentation solutions for multiple markets including semiconductor manufacturing and life sciences today reported financial results for the fourth quarter and full year ended September 30, 2013.

Fiscal Fourth Quarter of 2013 Financial and Operational Highlights:

•	Revenue was $118.2 million with order bookings of $118.8 million;

•	GAAP Net Income was $6.0 million; GAAP Diluted Earnings Per Share of $0.09;

•	Non-GAAP Diluted Earnings Per Share (excluding special charges, asset sales, and amortization of intangibles) of $0.13; Prior guidance included amortization of intangibles of $0.025 per diluted share;

•	Adjusted Gross Margins achieved 36.9%, a 240 basis points improvement on a sequential basis;

•	Generated Operating Cash Flow of $24.8 million;

•	Life Sciences revenue increased 28% on a sequential basis to $11.3 million;

•	Generated 15 Design-in-Wins with Semiconductor OEM customers.

Fiscal Full Year of 2013 Financial and Operational Highlights:

•	Revenue was $451.0 million;

•	Generated Operating Cash Flow of $54.4 million;

•	Total Cash, Cash Equivalents and Marketable Securities, as of September 30, were $173.4 million or $2.63 per Diluted Share with no debt;

•	Non-GAAP EPS (excluding special charges, asset sales, and amortization of intangibles) of $0.20.

Summary of GAAP and Non-GAAP Earnings

	Quarter Ended			Fiscal Year Ended
In thousands, except per share data	September 30, 2013	June 30, 2013	September 30, 2012	September 30, 2013	September 30, 2012

GAAP net income (loss) attributable to Brooks	$6,015	$1,544	$116,217	$(2,215)	$136,789
GAAP diluted earnings (loss) per share	$0.09	$0.02	$1.77	$(0.03)	$2.08

Adjusted net income attributable to Brooks	$8,805	$3,590	$7,558	$12,888	$39,519
Adjusted diluted earnings per share	$0.13	$0.05	$0.11	$0.20	$0.60
A reconciliation of non-GAAP measures to the most nearly comparable GAAP measure follows the consolidated balance sheets, statements of operations and statements of cash flows included in this release. It is notable that in this report in addition to excluding the effects of non-recurring income and special charges such as restructuring charges and acquisition related charges, management has initiated the removal of the amortization of intangibles in its adjusted gross margin and non-GAAP earnings per share calculations to provide investors with measures more comparable to common industry reporting and more reflective of Brooks' day to day operational performance. This adjustment is clarified in the referenced reconciliation.

Management Comments
“The strong results in the quarter reflect the focus we have had on operational execution and improving our strategic portfolio,” stated Dr. Steve Schwartz, Chief Executive Officer of Brooks. “The revenue momentum in our Life Sciences business reflects excellent traction in the market and a solid backlog. In this quarter, we continued our path of strategic acquisitions, adding Matrical, Inc. to our Life Sciences portfolio. Throughout fiscal 2013 we have driven operational efficiencies resulting in the strong cost and inventory improvements reflected in our 2013 results. We also achieved 15 design-in-wins with Semiconductor OEM customers this quarter. We are pleased with the initiatives we implemented in fiscal 2013 and we will continue to build on these achievements, which have us well positioned as we move into 2014.”

Mr. Lindon Robertson, Chief Financial Officer stated, “We ended fiscal 2013 with a strong balance sheet with $173.4 million of cash, cash equivalents and marketable securities and no debt. We generated $24.8 million of operating cash flow during the quarter and an increase in our cash position of $22.6 million. The operational momentum is fueling margin expansion and driving cash generation which enables us to continue returning capital to our shareholders in the form of dividends and has us well positioned to evaluate future strategic acquisitions when appropriate.”
Fiscal Fourth Quarter 2013 Results
GAAP EPS for the quarter was $0.09 per diluted share.  Non-GAAP EPS was $0.13 per diluted share. Our guidance range was $0.02 to $0.05 including intangibles amortization expense of $0.025 per diluted share, net of tax, which we are now excluding in our non-GAAP results.  We experienced higher than expected contributions from our Brooks Product Solutions segment driven by strong gross margin performance.  We also benefited from higher than anticipated earnings from our UCI joint venture and yielded a higher than expected tax benefit in the quarter.  In the unaudited table included with this release, a reconciliation of non-GAAP to GAAP measures is provided which outlines a number of special charges, one-time benefits, and the amortization of intangibles.
Revenue for the fourth quarter of fiscal 2013 was $118.2 million compared to revenue of $118.1 million in the third quarter of fiscal 2013 and $119.4 million in the fourth quarter of fiscal 2012. The revenue for the fourth quarter of fiscal 2013 reflected sequential growth of 28% in Brooks Life Science Systems, driven by growth in Automated Cold Stores and $0.9 million of revenue from the acquisition of Matrical, Inc. Brooks Product Solutions experienced a 3.9% sequential decline in revenue with softness in the semiconductor front end market. Brooks Global Services grew 4.4% sequentially. Total order bookings in the fourth quarter were $118.8 million compared to $128.1 million in the prior quarter. Life Sciences booked $10.1 million of new orders.
Gross profit margin was 34.3% for the fourth quarter of fiscal 2013, an improvement of 70 basis points compared to gross profit margins of 33.6% in the third quarter of fiscal 2013 and 200 basis points compared to 32.3% in the fourth quarter of fiscal 2012. The fourth quarter adjusted gross profit margin was 36.9%, representing a 240 basis point improvement on a sequential basis. Our sequential gross margin improvement was driven by cost efficiencies from operational improvements and favorable revenue mix.
Adjusted EBITDA (Earnings before Interest, Tax, Depreciation and Amortization) for the fourth quarter of fiscal 2013 was $13.4 million, which compared to $12.0 million in the third quarter of fiscal 2013 and $10.2 million in the fourth quarter of fiscal 2012.
As of September 30, 2013, the Company’s cash, cash equivalents and marketable securities balance was $173.4 million with no debt. During the quarter, we increased our cash position by $22.6 million. This increase was driven by cash flow from operations of $24.8 million and a $10.9 million sale of a building in Chelmsford, Massachusetts. Our use of cash included the acquisition of certain assets and liabilities of Matrical, Inc. for $9.3 million, net of cash acquired.
Full Fiscal Year 2013 Results
Revenue for the full fiscal year ended September 30, 2013 was $451.0 million, a decline of 13% compared to revenue of $519.5 million for the full fiscal year ended September 30, 2012.  Our revenue decline is primarily attributable to the decline in Brooks Product Solutions sales to semiconductor capital equipment customers, which was down 14% year-over-year.  Life Science Systems revenue declined 18% year-over-year, which reflects the environment of weak capital spending due, in part, to consolidation in the pharmaceutical industry and sequestration in government funding. GAAP net income for fiscal 2013 was a loss of $(2.2) million, or $(0.03) per diluted share, as compared to GAAP net income of $136.8 million, or $2.08 per diluted share for fiscal 2012. There are a number of special charges and one-time gains reflected in both fiscal 2013 and fiscal 2012. The impact on earnings of these items and the amortization of intangibles is set out in the unaudited table included with this release.  Non-GAAP Net Income attributable to Brooks declined from $39.5 million or $0.60 per diluted share in 2012 to $12.9 million or $0.20 per diluted share in 2013.  The decline in net income is primarily attributable to the decline in revenue.
During fiscal year 2013, we invested $68.3 million of cash for acquisitions and $21.3 million was returned to shareholders in the form of dividends. We generated $54.4 million of operating cash flow and $14.1 million from the sale of buildings to help offset our uses of cash, resulting in a year-end cash position of $173.4 million.

Quarterly Cash Dividend
The Company additionally announced that the Board of Directors has reiterated a dividend of $0.08 per share payable on December 27, 2013 to stockholders of record on December 6, 2013. Future dividend declarations, as well as the record and payment dates for such dividends, are subject to the final determination of the Company’s Board of Directors.
Guidance for First Fiscal Quarter of Fiscal 2014
The Company announced revenue and earnings guidance for the first quarter of fiscal 2014. Revenue is expected to be in the range of $119 million to $124 million. Non-GAAP diluted earnings per share excluding special charges and intangibles amortization expense is expected to be in the range of $0.04 to $0.07.
Conference Call
Brooks management will webcast its fourth quarter earnings conference call today at 8:30 a.m. Eastern Time to discuss the fiscal fourth quarter and year-end results and business highlights. During the call, Company management will respond to questions concerning, but not limited to, the Company’s financial performance, business conditions and industry outlook. Management’s responses could contain information that has not been previously disclosed.

The call will be broadcast live over the Internet and, together with presentation materials referenced on the call, will be hosted at the Investor Relations section of Brooks’ website at www.brooks.com, and will be archived online on this website for convenient on-demand replay. In addition, you may call 800-659-6167 (US & Canada only) or 303-223-2681 to listen to the live webcast.

About Brooks Automation, Inc.
Brooks is a leading worldwide provider of automation, vacuum and instrumentation solutions for multiple markets including semiconductor manufacturing, life sciences, and clean energy. Our technologies, engineering competencies and global service capabilities provide customers speed to market, and ensure high uptime and rapid response, which equate to superior value in their mission-critical controlled environments. Since 1978, we have been a leading partner to the global semiconductor manufacturing market and through product development initiatives and strategic business acquisitions; we have expanded our reach to meet the needs of customers in the life sciences industry, analytical & research markets and clean energy solutions. Brooks is headquartered in Chelmsford, MA, with direct operations in North America, Europe and Asia.
For more information, please visit www.brooks.com.

CONTACT:	Lynne Yassemedis Brooks Automation, Inc. 978-262-4443 lynne.yassemedis@brooks.com

John Mills Senior Managing Director ICR, LLC 310-954-1105 john.mills@icrinc.com

“Safe Harbor Statement” under Section 21E of the Securities Exchange Act of 1934
Some statements in this release are forward-looking statements made under Section 21E of the Securities Exchange Act of 1934. These statements are neither promises nor guarantees but involve risks and uncertainties, both known and unknown, that could cause Brooks’ financial and business results to differ materially from our expectations. They are based on the facts known to management at the time they are made. These forward-looking statements include statements regarding our revenue and operating margin expectations, our ability to develop further our business in new and adjacent markets, and our ability to achieve financial success in the future. Factors that could cause results to differ from our expectations include the following: volatility of the industries the Company serves, particularly the semiconductor industry; our possible inability to meet demand for our products due to difficulties in obtaining components and materials from our suppliers in required quantities and of required quality; the inability of customers to make payments to us when due; the timing and effectiveness of cost reduction and cost control measures; price competition; disputes concerning intellectual property; continuing uncertainties in global political and economic conditions, and other factors and other risks that we have described in our filings with the Securities and Exchange Commission, including but not limited to our Annual Report on Form 10-K, current reports on Form 8-K and our quarterly reports on Form 10-Q. As a result we can provide no assurance that our future results will not be materially different from those projected. Brooks expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statement to reflect any change in our expectations or any change in events, conditions or circumstances on which any such statement is based. Brooks undertakes no obligation to update the information contained in this press release.

BROOKS AUTOMATION, INC.
CONSOLIDATED BALANCE SHEETS
(unaudited)
(In thousands, except share and per share data)

	September 30, 2013	September 30, 2012
Assets
Current assets
Cash and cash equivalents	$82,971	$54,639
Restricted cash	177	763
Marketable securities	45,900	85,646
Accounts receivable, net	77,483	78,855
Inventories	97,719	102,985
Deferred tax assets	16,839	15,531
Prepaid expenses and other current assets	9,030	9,070
Total current assets	330,119	347,489
Property, plant and equipment, net	47,870	64,478
Long-term marketable securities	44,491	59,946
Long-term deferred tax assets	99,146	104,626
Goodwill	122,030	88,440
Intangible assets, net	60,088	39,400
Equity investment in joint ventures	25,687	31,428
Other assets	7,332	6,153
Total assets	$736,763	$741,960
Liabilities and equity
Current liabilities
Accounts payable	$35,392	$28,988
Deferred revenue	19,653	9,986
Accrued warranty and retrofit costs	7,349	7,329
Accrued compensation and benefits	14,225	14,118
Accrued restructuring costs	1,412	2,098
Accrued income taxes payable	1,077	1,699
Accrued expenses and other current liabilities	13,453	16,973
Total current liabilities	92,561	81,191
Income taxes payable	7,036	6,356
Long-term pension liability	815	1,688
Other long-term liabilities	3,695	3,424
Total liabilities	104,107	92,659
Contingencies
Equity
Preferred stock, $0.01 par value, 1,000,000 shares authorized, no shares issued or outstanding	—	—
Common stock, $0.01 par value, 125,000,000 shares authorized, 80,039,104 shares issued and 66,577,235 shares outstanding at September 30, 2013, 79,790,557 shares issued and 66,328,688 shares outstanding at September 30, 2012	800	798
Additional paid-in capital	1,825,499	1,817,706
Accumulated other comprehensive income	22,604	23,642
Treasury stock at cost, 13,461,869 shares	(200,956)	(200,956)
Accumulated deficit	(1,015,991)	(992,524)
Total Brooks Automation, Inc. stockholders’ equity	631,956	648,666
Noncontrolling interest in subsidiaries	700	635
Total equity	632,656	649,301
Total liabilities and equity	$736,763	$741,960

BROOKS AUTOMATION, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)
(In thousands, except per share data)

	Three months ended September 30,		Year ended September 30,
	2013	2012	2013	2012
Revenue
Product	$94,041	$98,070	$362,404	$431,961
Services	24,195	21,379	88,548	87,490
Total revenue	118,236	119,449	450,952	519,451
Cost of revenue
Product	60,675	65,824	243,709	283,377
Services	17,035	15,018	61,261	62,588
Total cost of revenue	77,710	80,842	304,970	345,965
Gross profit	40,526	38,607	145,982	173,486
Operating expenses
Research and development	13,307	11,295	48,991	47,464
Selling, general and administrative	26,213	24,867	99,545	101,223
Restructuring and other charges	379	2,150	6,465	3,275
Pension settlement	—	8,937	—	8,937
In-process research and development	—	—	—	3,026
Total operating expenses	39,899	47,249	155,001	163,925
Operating income (loss)	627	(8,642)	(9,019)	9,561
Interest income	237	369	1,032	1,213
Interest expense	(1)	(2)	(2)	(14)
Other income, net	856	163	1,227	660
Income (loss) before income taxes and equity in earnings of joint ventures	1,719	(8,112)	(6,762)	11,420
Income tax benefit	(2,071)	(123,908)	(2,170)	(123,282)
Income (loss) before equity in earnings of joint ventures	3,790	115,796	(4,592)	134,702
Equity in earnings of joint ventures	2,222	457	2,442	2,133
Net income (loss)	6,012	116,253	(2,150)	136,835
Net loss (income) attributable to noncontrolling interests	3	(36)	(65)	(46)
Net income (loss) attributable to Brooks Automation, Inc.	$6,015	$116,217	$(2,215)	$136,789
Basic net income (loss) per share attributable to Brooks Automation, Inc. common stockholders	$0.09	$1.78	$(0.03)	$2.10
Diluted net income (loss) per share attributable to Brooks Automation, Inc. common stockholders	$0.09	$1.77	$(0.03)	$2.08
Dividend declared per share	$0.08	$0.08	$0.32	$0.32
Weighted-average shares used in computing earnings (loss) per share
Basic	66,153	65,397	65,912	65,128
Diluted	66,902	65,738	65,912	65,722

BROOKS AUTOMATION, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)
(In thousands)

	Year Ended September 30,
	2013	2012
Cash flows from operating activities
Net income (loss)	$(2,150)	$136,835
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	24,155	21,620
Impairment of assets	1,960	—
Stock-based compensation	7,757	8,647
Amortization of premium on marketable securities	1,274	2,401
Undistributed earnings of joint ventures	(2,442)	(2,133)
Deferred income tax benefit	(2,936)	(122,136)
Pension settlement	87	8,937
Gain on disposal of long-lived assets	(1,394)	(63)
Changes in operating assets and liabilities, net of acquisitions and disposals:
Accounts receivable	6,422	(784)
Inventories	15,490	5,874
Prepaid expenses and other current assets	4,359	5,801
Accounts payable	3,123	(11,182)
Deferred revenue	8,971	(4,684)
Accrued warranty and retrofit costs	(1,806)	(123)
Accrued compensation and benefits	(2,625)	(4,878)
Accrued restructuring costs	(972)	1,930
Accrued pension	(950)	(5,772)
Accrued expenses and other current liabilities	(3,934)	(4,252)
Net cash provided by operating activities	54,389	36,038
Cash flows from investing activities
Purchases of property, plant and equipment	(3,635)	(8,653)
Purchases of marketable securities	(91,740)	(132,015)
Sale/maturity of marketable securities	145,023	131,317
Acquisitions, net of cash acquired	(68,331)	(9,216)
Decrease in restricted cash	586	530
Other investment	—	(3,000)
Proceeds from the sale of property, plant and equipment	14,082	—
Payment of deferred leasing cost	(3,134)	—
Net cash used in investing activities	(7,149)	(21,037)
Cash flows from financing activities
Proceeds from issuance of common stock, net of issuance costs	1,851	1,705
Common stock dividend paid	(21,328)	(20,953)
Net cash used in financing activities	(19,477)	(19,248)
Effects of exchange rate changes on cash and cash equivalents	569	53
Net increase (decrease) in cash and cash equivalents	28,332	(4,194)
Cash and cash equivalents, beginning of year	54,639	58,833
Cash and cash equivalents, end of year	$82,971	$54,639

Notes on Non-GAAP Financial Measures:
The information in this press release is for: internal managerial purposes; when publicly providing guidance on future results; and as a means to evaluate period-to-period comparisons. These financial measures are used in addition to and in conjunction with results presented in accordance with GAAP and should not be relied upon to the exclusion of GAAP financial measures. Management believes these financial measures provide an additional way of viewing aspects of our operations, that, when viewed with our GAAP results and the accompanying reconciliations to the corresponding GAAP financial measures, provide a more complete understanding of our business. Management strongly encourages investors to review our financial statements and publicly-filed reports in their entirety and not rely on any single measure.

The press release includes financial measures which exclude the effects of non-recurring income and special charges such as restructuring charges and acquisition related charges. Management believes these measures are useful to investors because it eliminates accounting charges that do not reflect Brooks' day-to-day operations. Tables reconciling GAAP to the non-GAAP measures are presented below.

			Quarter Ended
	September 30, 2013		June 30, 2013		September 30, 2012
	$	per diluted share	$	per diluted share	$	per diluted share
Net income attributable to Brooks Automation, Inc.	$6,015	$0.09	$1,544	$0.02	$116,217	$1.77
Adjustments, net of tax:
Purchase accounting impact on inventory and contracts acquired	87	0.00	—	—	—	—
Amortization of intangible assets	1,666	0.02	1,625	0.02	2,062	0.03
Impairment of intangible assets	1,274	0.02	—	—	—	—
Restructuring charges	287	0.00	379	0.01	2,150	0.03
Merger costs	142	0.00	42	0.00	—	—
Pension settlement	—	—	—	—	8,937	0.14
Gain on sale of real estate	(666)	(0.01)	—	—	—	—
Reversal of valuation allowance against deferred tax assets	—	—	—	—	(121,808)	(1.85)
Adjusted net income attributable to Brooks Automation, Inc.	8,805	0.13	3,590	0.05	7,558	0.11
Stock-based compensation	2,132	0.03	615	0.01	1,744	0.03
Adjusted net income attributable to Brooks Automation, Inc. - excluding stock-based compensation	$10,937	$0.16	$4,205	$0.06	$9,302	$0.14

	Fiscal Year Ended
	September 30, 2013		September 30, 2012
	$	per diluted share	$	per diluted share
Net income (loss) attributable to Brooks Automation, Inc.	$(2,215)	$(0.03)	$136,789	$2.08
Adjustments, net of tax:
Purchase accounting impact on inventory and contracts acquired	2,179	0.03	866	0.01
Amortization of intangible assets	7,026	0.11	8,213	0.12
Impairment of intangible assets	1,274	0.02	—	—
Restructuring charges	4,644	0.07	3,275	0.05
Merger costs	646	0.01	221	0.00
Pension settlement	—	—	8,937	0.14
In-process research and development acquired	—	—	3,026	0.05
Gain on sale of real estate	(666)	(0.01)	—	—
Reversal of valuation allowance against deferred tax assets	—	—	(121,808)	(1.85)
Adjusted net income attributable to Brooks Automation, Inc.	12,888	0.20	39,519	0.60
Stock-based compensation	7,757	0.12	8,647	0.13
Adjusted net income attributable to Brooks Automation, Inc. - excluding stock-based compensation	$20,645	$0.31	$48,166	$0.73

	Quarter Ended
	September 30, 2013		June 30, 2013		September 30, 2012
	$	%	$	%	$	%
Gross profit/gross margin percentage	$40,526	34.2%	$39,686	33.6%	$38,607	32.3%
Adjustments:
Amortization of intangible assets	1,063	0.9%	1,042	0.9%	935	0.8%
Purchase accounting impact on inventory and contracts acquired	134	0.1%	—	—%	—	—%
Impairment of intangible assets	1,910	1.6%	—	—%	—	—%
Adjusted gross profit/gross margin percentage	$43,633	36.9%	$40,728	34.5%	$39,542	33.1%

	Fiscal Year Ended
	September 30, 2013		September 30, 2012
	$	%	$	%
Gross profit/gross margin percentage	$145,982	32.4%	$173,486	33.4%
Adjustments:
Amortization of intangible assets	4,331	1.0%	$3,595	0.7%
Purchase accounting impact on inventory and contracts acquired	3,041	0.7%	866	0.2%
Impairment of intangible assets	1,910	0.4%	—	—%
Adjusted gross profit/gross margin percentage	$155,264	34.4%	$177,947	34.3%

	Quarter Ended			Fiscal Year Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2013	2013	2012	2013	2012
Net income (loss) attributable to Brooks Automation, Inc.	$6,015	$1,544	$116,217	$(2,215)	$136,789
Less: Interest income	(237)	(255)	(369)	(1,032)	(1,213)
Add: Interest expense	1	—	2	2	14
Add: Income tax provision (benefit)	(2,071)	3,700	(123,908)	(2,170)	(123,282)
Add: Depreciation	3,395	3,374	3,399	14,021	13,407
Add: Amortization of completed technology	1,063	1,042	935	4,331	3,595
Add: Amortization of customer relationships and acquired intangible assets	1,439	1,399	1,127	5,803	4,618
EBITDA	$9,605	$10,804	$(2,597)	$18,740	$33,928

	Quarter Ended			Fiscal Year Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2013	2013	2012	2013	2012
EBITDA	$9,605	$10,804	$(2,597)	$18,740	$33,928
Add: Impairment of completed technology	1,910	—	—	1,910	—
Add: Impairment of customer relationships and acquired intangible assets	50	—	—	50	—
Add: Stock-based compensation	2,132	615	1,744	7,757	8,647
Add: Restructuring charges	379	560	2,150	6,465	3,275
Add: Purchase accounting impact on inventory and contracts acquired	134	—	—	3,041	866
Add: Merger costs	219	62	—	923	221
Add: Pension settlement	—	—	8,937	—	8,937
Add: In-process research and development acquired	—	—	—	—	3,026
Less: Gain on sale of real estate	(1,025)	—	—	(1,025)	—
Adjusted EBITDA	$13,404	$12,041	$10,234	$37,861	$58,900